Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. § 1350
I, Hojabr Alimi, the chief executive officer of Oculus Innovative Sciences, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,
     (1) the Amendment to the Annual Report of the Company on Form 10-K/A for the year ended March 31, 2007 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Hojabr Alimi
Hojabr Alimi
Chief Executive Officer

Date: July 26, 2007